JOHN HANCOCK TAX-FREE BOND TRUST

John Hancock High Yield Tax-Free Fund


Change of Name of a Series of Shares


The undersigned, being a majority of the Trustees of John Hancock Tax-Free Bond Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock High Yield Tax-Free Fund to John Hancock High Yield Municipal Bond Fund.

The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of a series of shares, effective January 1, 2002.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have executed this instrument on the 26th day of December 2001.



______________________
James F. Carlin

___________________________
Charles L. Ladner

______________________
William H. Cunningham

_______________________
Steven R. Pruchansky

______________________
John M. DeCiccio

_______________________
Norman H. Smith

______________________
Ronald R. Dion

_______________________
John P. Toolan

______________________
Maureen R. Ford



The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




STATE OF MASSACHUSETTS)
)ss
COUNTY OF SUFFOLK)


Then personally appeared the above-named James F. Carlin, William H. Cunningham, John M. DeCiccio, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 26th day of December, 2001.

__________________________________
Notary Public

My Commission Expires:______________